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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Registration Statement of Superior Supplements, Inc. on Form SB-2 of our report on Superior Supplements, Inc. dated August 4, 1997, appearing in the Prospectus which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


HOLTZ RUBENSTEIN & CO., LLP


Melville, New York
October 6, 1997